EXHIBIT 99.1

FORM 4 JOINT FILER INFORMATION

NAME:   BROOKTIDE LLC

RELATIONSHIP OF REPORTING PERSON TO ISSUER:     DIRECTOR, PRESIDENT, AND 10% OWNER.

ADDRESS:   123 WEST NYE LANE, NO. 510, CARSON CITY, NEVADA 89706

DESIGNATED FILER:     YALE FARAR

ISSUER:   ROKWADER, INC.

DATE OF EVENT REQUIRING STATEMENT:   FEBRUARY 18, 2015

SIGNATURE:	/s/ Yale Farar
Yale Farar for Brooktide LLC